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                                                                    Exhibit 23.2


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Illuminet Holdings, Inc. 1997 Equity Incentive Plan and Illuminet Holdings, Inc. 1999 Stock Purchase Plan, of our report dated February 12, 1999, except Note 12, as to which the date is October 7, 1999 with respect to the consolidated financial statements of Illuminet Holdings, Inc. included in the final Prospectus filed with the Securities and Exchange Commission dated October 7, 1999.

Seattle, Washington                                        /s/ Ernst & Young LLP
October 12, 1999                                           ---------------------
                                                           ERNST & YOUNG LLP